UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 23, 2005 (Date of earliest event reported: March 17, 2005)

Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Delaware	000-50478 333-62916-01	23-3083125 23-3063153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2005, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect subsidiary Nexstar Broadcasting Group, Inc. (“Nexstar”), entered into a purchase agreement together with Nexstar, Mission Broadcasting, Inc. (“Mission”) and certain initial purchasers pursuant to which Nexstar agreed to issue and sell, and the initial purchasers agreed to purchase, 7% Senior Subordinated Notes due 2014 (the “Notes”) in aggregate principal amount of $75,000,000. Upon issuance, the Notes will be guaranteed by Nexstar Broadcasting Group, Inc. and Mission (the “Guarantees”). The closing of the transaction is scheduled for April 1, 2005 and is subject to customary closing conditions.

Neither the Notes nor the Guarantees have been nor and will be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC. NEXSTAR BROADCASTING, INC.

	By:	/s/ G. Robert Thompson
Date: March 23, 2005	Name:	G. Robert Thompson
	Title:	Chief Financial Officer